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                                                                   EXHIBIT 99.2
                                    Form of

                         Notice of Guaranteed Delivery

                                      for

                       Tender of Shares of Common Stock
         (Including the Associated Rights to Purchase Preferred Stock)

                                      of

                            Fort James Corporation

                                      to

                           Fenres Acquisition Corp.
                         a wholly owned subsidiary of

                          Georgia-Pacific Corporation
                   (Not to Be Used for Signature Guarantees)

  This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $.10 per share (together with the associated rights to purchase preferred stock, the "Fort James Shares"), of Fort James Corporation, a Virginia corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the expiration date (as defined in the Prospectus dated October 12, 2000 (the "Prospectus")), or if time will not permit all required documents to reach EquiServe Trust Company, N.A. (the "Exchange Agent") prior to the expiration date. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent as described in the Prospectus.

                     The Exchange Agent for the Offer is:

                         EquiServe Trust Company, N.A.

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
        By Mail:                 By Facsimile:                          By Hand:
EquiServe Trust Company,  (For eligible institutions only)      EquiServe Trust Company,
          N.A.                     1-781-575-4826                        N.A.
     P.O. Box 842010                     or                     c/o Securities Transfer
  Boston, MA 02284-2010            1-781-575-4827                        and
                                                                Reporting Services Inc.
                           Confirm Facsimile by Telephone:      Attn: Corporate Actions
                                                                   100 William Street,
                               (For Confirmation Only)                  Galleria
                                                                   New York, NY 10038

                                By Overnight Courier:
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                         EquiServe Trust Company, N.A.
                         Attn: Fort James Corporation
                              40 Campanelli Drive
                              Braintree, MA 02184

  Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile to a number other than as set forth above will not constitute a valid delivery.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

  The undersigned hereby tenders to Fenres Acquisition Corp., a Virginia corporation and a wholly owned subsidiary of Georgia-Pacific Corporation, a Georgia corporation, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Fort James Shares set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus.


 Signature(s): ______________________

                                         Address(es): _______________________

 ____________________________________

                                         ____________________________________
                                                                     Zip Code

 Name(s) of Record Holders: _________

                                         Area Code and Tel. No.(s): _________

 ____________________________________
         Please Type or Print            Check box if Fort James Shares will
 ____________________________________    be tendered by book-entry
                                         transfer: [_]

 Number of Fort James Shares: _______


 Certificate No(s). (if available) __

 Dated: ______________________ , 2000    Account Number: ____________________



                              DELIVERY GUARANTEE
                   (Not to be used for signature guarantees)

   The undersigned, a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Guarantee Program, guarantees to deliver to the Exchange Agent either certificates representing the Fort James Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Fort James Shares into the Exchange Agent's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an agent's message (as defined in the Prospectus), and any other documents required by the Letter of Transmittal, within three (3) New York Stock Exchange trading days after the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for Fort James Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: ______________________

                                         Authorized Signature: ______________

 Address: ___________________________

                                         Name: ______________________________
                                                     Please Print

 ____________________________________
                             Zip Code

                                         Title: _____________________________

 Area Code and Tel. No.: ____________    Dated: ______________________ , 2000

 NOTE: Do not send certificates for Fort James Shares with this Notice of Guaranteed Delivery. Certificates should be sent only with your Letter of Transmittal.


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